As filed with the Securities and Exchange Commission on May 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AUDIOCODES LTD.

(Exact Name of Registrant as Specified in Its Charter)

Israel	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4 Hahoresh Street

Yehud 56470

Israel

(Address, including zip code, of principal executive offices)

AudioCodes Ltd. 1999 Key Employee Option Plan (F)

AudioCodes Ltd. 1999 Key Employee Option Plan,

Qualified Stock Option Plan—U.S. Employees (F)

(Full Title of the Plans)

SHABTAI ADLERSBERG

AUDIOCODES LTD.

Suite 200, 2890 Zanker Road

San Jose, California 95134

(408) 577-0488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

NEIL GOLD, ESQ. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	ITAMAR ROSEN, ADV. Vice President, Legal Affairs and Company Secretary AudioCodes Ltd. 4 Hahoresh Street Yehud, Israel, 56470 (972-3) 539-4000 Facsimile: (972-3) 539-4044	AARON M. LAMPERT, ADV. Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv, Israel 67897 (972-3) 623-5000 Facsimile: (972-3) 623-5005

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, NIS 0.01 nominal value per share	3,971,795 Ordinary Shares (1)	$3.89 (2)	$15,430,424	$1,251.47

(1)

This registration statement relates to an additional 3,971,795 Ordinary Shares issuable upon exercise of options granted or to be granted under the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (F), as amended (together, the “1999 Plans”).  This registration statement shall also cover any additional indeterminable number of Ordinary Shares as may be required pursuant to the 1999 Plans in the event of a stock dividend, stock split, recapitalization or other similar change in the Ordinary Shares.  A total of 6,390,594 Ordinary Shares (adjusted to reflect a two-for-one stock split effective on October 6, 2000) issuable upon exercise of options granted under the 1999 Plans were previously registered on a Registration Statement on Form S-8 (No. 333-11894) filed on May 2, 2000, and 1,089,840 Ordinary Shares issuable upon exercise of options granted under the 1999 Plans were previously registered on a Registration Statement on Form S-8 (No. 333-13268) filed on March 8, 2001.

(2)

The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high ($3.93) and low ($3.84) sales prices of the Ordinary Shares as reported on the Nasdaq National Market on May 21, 2003.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 3,971,795 ordinary shares, NIS 0.01 nominal value per share, of AudioCodes Ltd. (the “Registrant”) issuable pursuant to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (F), as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, Exhibit 5.1 (legal opinion) and Exhibit 23.1 (accountants’ consent).  Pursuant to Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (No. 333-11894), and Registration Statement on Form S-8 (No. 333-13268), including the exhibits thereto, are incorporated by reference into this Registration Statement.

Item 8.

Exhibits

Exhibit

  No.

Description

4.1

-

AudioCodes Ltd. 1997 Key Employee Option Plan (C) (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.2

-

AudioCodes Ltd. 1997 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (D) (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.3

-

AudioCodes Ltd. 1997 Key Employee Option Plan (D) (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.4

-

AudioCodes Ltd. 1997 Key Employee Option Plan (E) (filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.5

-

AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended (filed as Exhibit 10.16 to the Registrant’s Form 20-F for the fiscal year ended December 31, 2002 and incorporated herein by reference).

4.6

-

AudioCodes Ltd. 1997 Key Employee Option Plan, Qualified Stock Option Plan―U.S. Employees (E) (filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.7

-

AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan―U.S. Employees (F), as amended (filed as Exhibit 10.18 to the Registrant’s Form 20-F for the fiscal year ended December 31, 2002 and incorporated herein by reference).

5.1

--

Opinion of Naschitz, Brandes & Co.

23.1

--

Consent of Kost, Forer & Gabbay.

23.2

--

Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).

24.1

--

Power of Attorney (included in signature page to Registrant’s Registration Statement on Form S-8 (File No. 333-11894)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yehud, Israel on the 21st day of May, 2003.

AUDIOCODES LTD.

By:   /s/ SHABTAI ADLERSBERG

     Shabtai Adlersberg

     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ SHABTAI ADLERSBERG	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2003
Shabtai Adlersberg
/s/ MIKE LILO	Chief Operating Officer and Chief Financial Officer (Principal Accounting Officer)	May 21, 2003
Mike Lilo
/s/ DANA GROSS	Director	May 21, 2003
Dana Gross
/s/ EYAL KISHON	Director	May 21, 2003
Eyal Kishon
/s/ DORON NEVO	Director	May 21, 2003
Doron Nevo

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

AudioCodes, Inc. By: /s/ SHABTAI ADLERSBERG	May 21, 2003
Shabtai Adlersberg

*By: /s/ SHABTAI ADLERSBERG Shabtai Adlersberg, As attorney-in-fact

INDEX TO EXHIBITS

Exhibit

  No.

Description

4.1

-

AudioCodes Ltd. 1997 Key Employee Option Plan (C) (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.2

-

AudioCodes Ltd. 1997 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (D) (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.3

-

AudioCodes Ltd. 1997 Key Employee Option Plan (D) (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.4

-

AudioCodes Ltd. 1997 Key Employee Option Plan (E) (filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.5

-

AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended (filed as Exhibit 10.16 to the Registrant’s Form 20-F for the fiscal year ended December 31, 2002 and incorporated herein by reference).

4.6

-

AudioCodes Ltd. 1997 Key Employee Option Plan, Qualified Stock Option Plan―U.S. Employees (E) (filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) and incorporated herein by reference).

4.7

-

AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan―U.S. Employees (F), as amended (filed as Exhibit 10.18 to the Registrant’s Form 20-F for the fiscal year ended December 31, 2002 and incorporated herein by reference).

5.1

--

Opinion of Naschitz, Brandes & Co.

23.1

--

Consent of Kost, Forer & Gabbay.

23.2

--

Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).

24.1

--

Power of Attorney (included in signature page to Registrant’s Registration Statement on Form S-8 (File No. 333-11894)).

Exhibit 5.1

Naschitz, Brandes & Co.

Tel Aviv, May 22, 2003

AUDIOCODES LTD.

4 Hahoresh Road

Yehud 56470 Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of AudioCodes Ltd., an Israel corporation (the “Company”), relating to an additional 3,971,795 Ordinary Shares, NIS 0.01 nominal value (the “Ordinary Shares”) to be issued under the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (F), as amended (together, the “Plans”).

As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Ordinary Shares pursuant to the Plans and the Ordinary Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Naschitz, Brandes & Co.

Naschitz, Brandes & Co.

Exhibit 23.1

CONSENT OF KOST, FORER & GABBAY, INDEPENDENT ACCOUNTANTS

To the Board of Directors

AudioCodes Ltd.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—U.S. Employees (F), as amended, of our report, dated January 28, 2003, with respect to the consolidated financial statements of AudioCodes Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 2, 2003.

/s/ Kost, Forer & Gabbay

Kost, Forer & Gabbay

A Member of Ernst and Young International

Tel Aviv, Israel

May 21, 2003